Exhibit 10.2

THE 2007 BENEFIT PLAN

OF

DISPATCH AUTO PARTS, INC.

THE 2007 BENEFIT PLAN OF DISPATCH AUTO PARTS, INC.

Dispatch Auto Parts, Inc., a Florida corporation (the "Company"), hereby adopts "The 2007 Benefit Plan of Dispatch Auto Parts, Inc." (the "Plan") this 13th day of July, 2007.  Under the Plan, the Company may issue stock, or grant options to acquire the Company's common stock, par value $0.001 (the "Stock"), from time to time to employees of the Company or its subsidiaries, all on the terms and conditions set forth herein ("Benefits").  In addition, at the discretion of the Board of Directors, Benefits may from time to time be granted under this Plan to other individuals, including consultants or advisors, who contribute to the success of the Company or its subsidiaries, but are not employees of the Company or its subsidiaries, provided that bona fide services shall be rendered by consultants and advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction. No stock may be issued, or option granted under the benefit plan to consultants, advisors, or other persons who directly or indirectly promote or maintain a market for the Company's securities.

1.           Purpose of the Plan. The Plan is intended to aid the Company in maintaining and developing a management team, attracting qualified officers and employees capable of assuring the future success of the Company, and rewarding those individuals who have contributed to the success of the Company.  The Company has designed this Plan to aid it in retaining the services of executives and employees and in attracting new personnel when needed for future operations and growth and to provide such personnel with an incentive to remain employees of the Company, to use their best efforts to promote the success of the Company's business, and to provide them with an opportunity to obtain or increase a proprietary interest in the Company.  It is also designed to permit the Company to reward those individuals who are not employees of the Company, but who management perceives to have contributed to the success of the Company or who are important to the continued business and operations of the Company.  The above goals will be achieved through the granting of Benefits.

2.           Administration of this Plan.  Administration of this Plan shall be determined by the Company's Board of Directors (the "Board").  Subject to compliance with applicable provisions of the governing law, the Board may delegate administration of this Plan or specific administrative duties with respect to this Plan on such terms and to such committees of the Board as it deems proper (hereinafter the Board or its authorized committee shall be referred to as "Plan Administrators").  The interpretation and construction of the terms of this Plan by the Plan Administrators thereof shall be final and binding on all participants in this Plan absent a showing of demonstrable error.  No member of the Plan Administrators shall be liable for any action taken or determination made in good faith with respect to this Plan.  Any Benefit approved by a majority vote of those Plan Administrators attending a duly and properly held meeting shall be valid.  Any Benefit approved by the Plan Administrators shall be approved as specified by the Board at the time of delegation.

3.           Shares of Stock Subject to this Plan.   A total of Five Million (5,000,000) shares of Stock may be subject to, or issued pursuant to, Benefits granted under this Plan.  If any right to acquire Stock granted under this Plan is exercised by the delivery of shares of Stock or the relinquishment of rights to shares of Stock, only the net shares of Stock issued (the shares of stock issued less the shares of Stock surrendered) shall count against the total number of shares reserved for issuance under the terms of this Plan.

4.           Reservation of Stock on Granting of Option.  At the time any Option is granted under the terms of this Plan, the Company will reserve for issuance the number of shares of Stock subject to such Option until it is exercised or expires.  The Company may reserve either authorized, but unissued shares or issued shares reacquired by the Company.

5.           Eligibility.  The Plan Administrators may grant Benefits to employees, officers, and directors of the Company and its subsidiaries, as may be existing from time to time, and to other individuals who are not employees of the Company or its subsidiaries, including consultants and advisors, provided that such consultants and advisors render bona fide services to the Company or its subsidiaries and such services are not rendered in connection with the offer or sale of securities in a capital-raising transaction.  In any case, the Plan Administrators shall determine, based on the foregoing limitations and the Company's best interests, which employees, officers, directors, consultants and advisors are eligible to participate in this Plan.  Benefits shall be in the amounts, and shall have the rights and be subject to the restrictions, as may be determined by the Plan Administrators, all as may be within the provisions of this Plan.

6.           Term of Options issued as Benefits and Certain Limitations on Right to Exercise.

a.           Each Option issued as a benefit hereunder ("Option") shall have its term established by the Plan Administrators at the time the Option is granted.

b.           The term of the Option, once it is granted, may be reduced only as provided for in this Plan and under the express written provisions of the Option.

c.           Unless otherwise specifically provided by the written provisions of the Option or required by applicable disclosure or other legal requirements promulgated by the Securities and Exchange Commission ("SEC"), no participant of this Plan or his or her legal representative, legatee, or distributee will be, or shall be deemed to be, a holder of any shares subject to an Option unless and until such participant exercises his or her right to acquire all or a portion of the Stock subject to the Option and delivers the required consideration to the Company in accordance with the terms of this Plan and then only as to the number of shares of Stock acquired.  Except as specifically provided in this Plan or as otherwise specifically provided by the written provisions of the Option, no adjustment to the exercise price or the number of shares of Stock subject to the Option shall be made for dividends or other rights for which the record date is prior to the date on which the Stock subject to the Option is acquired by the holder.

d.           Options shall vest and become exercisable at such time or times and on such terms as the Plan Administrators may determine at the time of the grant of the Option.

e.           Options may contain such other provisions, including further lawful restrictions on the vesting and exercise of the Options as the Plan Administrators may deem advisable.

f.           In no event may an Option be exercised after the expiration of its term.

g.           Options shall be non-transferable, except by the laws of descent and distribution.

7.           Exercise Price.   The Plan Administrators shall establish the exercise price payable to the Company for shares to be obtained pursuant to Options, which exercise price may be amended from time to time as the Plan Administrators shall determine.

8.           Payment of Exercise Price.  The exercise of any Option shall be contingent on receipt by the Company of the exercise price paid in either cash, certified or personal check payable to the Company.

9.           Withholding.  If the grant of a Benefit hereunder, or exercise of an Option given as a Benefit is subject to withholding or other trust fund payment requirements of the Internal Revenue Code of 1986, as amended (the "Code"), or applicable state or local laws, the Company will initially pay the Optionee's liability and will be reimbursed by Optionee no later than six months after such liability arises and Optionee hereby agrees to such reimbursement terms.

10.           Dilution or Other Adjustment.  The shares of Common Stock subject to this Plan and the exercise price of outstanding Options are subject to proportionate adjustment in the event of a stock dividend on the Common Stock or a change in the number of issued and outstanding shares of Common Stock as a result of a stock split, consolidation, or other recapitalization.  The Company, at its option, may adjust the Options, issue replacements, or declare Options void.

11.           Benefits to Foreign Nationals.   The Plan Administrators may, in order to fulfill the purpose of this Plan and without amending this Plan, grant Benefits to foreign nationals or individuals residing in foreign countries that contain provisions, restrictions, and limitations different from those set forth in this Plan and the Benefits made to United States residents in order to recognize differences among the countries in law, tax policy, and custom.  Such grants shall be made in an attempt to give such individuals essentially the same benefits as contemplated by a grant to United States residents under the terms of this Plan.

12.           Listing and Registration of Shares.   Each Option shall be subject to the requirement that if at any time the Plan Administrators shall determine, in their sole discretion, that it is necessary or desirable to list, register, or qualify the shares covered thereby on any securities exchange or under any state or federal law, or obtain the consent or approval of any governmental agency or regulatory body as a condition of, or in connection with, the granting of such Option or the issuance or purchase of shares thereunder, such Option may not be exercised in whole or in part unless and until such listing, registration, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Plan Administrators.

13.           Expiration and Termination of this Plan.  This Plan may be abandoned or terminated at any time by the Plan Administrators except with respect to any Options then outstanding under this Plan.  This Plan shall otherwise terminate on the earlier of the date that is five years from the date first appearing in this Plan or the date on which the Five Millionth share is issued hereunder.

14.           Amendment of this Plan.   This Plan may not be amended more than once during any six month period, other than to comport with changes in the Code or the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder.  The Plan Administrators may modify and amend this Plan in any respect.

ATTEST:

/s/ Liu, Sheng Li
Liu, Sheng Li, President

STOCK OPTION AGREEMENT

This Stock Option Agreement ("Stock Option Agreement") is granted effective this   day of _____, 2007 by Dispatch Auto Parts, Inc. (the "Company") to ____________, an independent contractor of the Company ("Optionee") and a ____________ resident.

PREMISES

A.
The Company has received valuable services from Optionee in the past and desires to compensate Optionee for these services by issuing Optionee an option (the "Option") to purchase a total of _____________ (_____________) shares of the Company's common stock. The options will have a floating option price set at 75% of the market price at the time of exercise, the options and shares issued subject to the options shall be issued pursuant to a registration statement on Form S-8 under the Securities Act of 1933 as amended ("Form S-8").

GRANT

1.
Grant of Options.  The Company hereby grants Optionee the right and option ("Option") to purchase the above described ________________ (_____________) shares of Common Stock, on the terms and conditions set forth herein and subject to the provisions of the Form S-8 registration statement in exchange for services provided by Optionee to the Company, the options shall vest immediately upon the exercise hereof.

2.
Term of Option.  This Option may be exercised, in whole or in part, at any time within 1 year from the grant date above.  All rights to exercise this option end with the termination of employment with the Company, for any reason and by any party.

3.
Method of Exercising.  This Option may be exercised in accordance with all the terms and conditions set forth in this Option and the Stock Option Plan, by delivery of a notice of exercise a form of which is attached hereto as Exhibit "A" and incorporated herein by this reference, setting forth the number of Options along with a signed letter of instruction to the stock broker Optionee will employ in selling the shares indicating that the specified exercise price shall be paid within 10 days of the sale or as otherwise specified at the time of exercise.  Shares issued in anticipation of the exercise of the option shall not be deemed as issued and outstanding until such time as the option has been fully exercised by payment of the option price.

4.	Optionee Not an Affiliate. Optionee hereby represents, warrants and covenants that he is not an affiliate of the Company as that term is defined in Rule 144(a)(1) under the Securities Act of 1933.

5.	Availability of Shares. During the term of this Option, the Company shall reserve for issuance the number of shares of Common Stock required to satisfy this Option.

6.
Adjustments to Number of Shares.  The number of shares of Common Stock subject to this Option shall be adjusted to take into account any stock splits, stock dividends, recapitalization of the Common Stock as provided in the Stock Option Plan.

7.
Limitation on Exercise.  If the board of directors of the Company, in its sole discretion, shall determine that it is necessary or desirable to list, register, or qualify the Common Stock under any state or federal law, this Option may not be exercised, in whole or part, until such listing, registration, or qualification shall have been obtained free of any conditions not acceptable to the board of directors.

8.
Restrictions on Transfer.  The Option has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities statutes. The shares of Common Stock issuable on exercise of the Option will be qualified for registration under a Form S-8 Registration Statement filed with the Securities and Exchange Commission.

9.
Record Owner.  The Company may deem the Optionee as the absolute owner of this Option for all purposes.  This Option is exercisable only by the Optionee, or by the Optionee's duly designated appointed representative.  This Option is not assignable.

10.
Shareholder's Rights.  The Optionee shall have shareholder rights with respect to the Option shares only when Optionee has exercised this Option to purchase those shares and provided the Company with the letter of instruction specified in Section 4 of this Option.

11.
Information provided to Optionee.  Optionee hereby acknowledges that he/she has been informed of the web address for or has received a printed copy of the S-8 Registration Statement for the 2007 Employee Benefit Plan for Dispatch Auto Parts, Inc. and the 10(a) prospectus with regard to that benefit plan, prior to signing this agreement

12.	Validity and Construction. The validity and construction of this Agreement shall be governed by the laws of the State of Florida.

IN WITNESS WHEREOF, the below signatures evidence the execution of this Option by the parties on the date first appearing herein.

OPTIONEE                                                                                          Dispatch Auto Parts, Inc.

________________________________	___________________________________
_____________, Optionee                                                                                      Liu, Sheng Li, President

NOTICE OF EXERCISE

(To be signed only upon exercise of Option)

TO: Dispatch Auto Parts, Inc.

The undersigned, the owner of the attached Option, hereby irrevocably elects to exercise the rights to purchase thereunder ________________ (____________) shares of Common Stock of Dispatch Auto Parts, Inc. and herewith pays for the shares in the manner specified in the Option.  The undersigned requests that the certificates for such shares be delivered to them according to instructions indicated below.  If such shares are not all of the shares purchasable under the Option, the undersigned further requests that a new option certificate be issued and delivered to the undersigned for the remaining shares purchasable under the Option.

DATED this _____ day of ________, 2007.

By:_________________________________
, Optionee

AFFIDAVIT

I, ____________, being an individual residing in the ______________ ("Affiant"), make the following affidavit based upon facts known to me about which I could competently testify to if so required.

Affiant was retained by Dispatch Auto Parts, Inc., a Florida corporation, ("DPPT") for the following services:

[Summary of services rendered]

During the above-mentioned time, Affiant performed the above described services for DPPT or its subsidiaries:

The services provided were not in connection with the offer or sale of securities in a capital-raising transaction.  Affiant provided the services with the understanding that Affiant would receive compensation for such services, possibly including the grant of options to purchase shares of DPPT's common stock.

I declare under the penalty of perjury that the foregoing is true and correct.  Executed this _____ day of _____, 2007.

Affiant – (optionee)

___________________________________

STATE OF FLORIDA                      )
                                :ss
COUNTY OF _______________   )

Before me, a notary public of said state, on the ____ day of May 2007, personally appeared R. Chris Cottone, to me being properly identified and stating that he is an independent contractor of Dispatch Auto Parts, Inc. (the "Company"), who signed the foregoing Affidavit, who being duly sworn, acknowledged that he or she signed the same as his voluntary act and deed, the for the purposes therein expressed, and that the facts stated therein are true.

SEAL

______________________________________________
Notary Public